Other Exhibit (a)



                      DREYFUS VARIABLE INVESTMENT FUND


                      Assistant Secretary's Certificate


     The undersigned, Elizabeth A. Bachman, Assistant Secretary of Dreyfus Variable Investment Fund (the "Fund'), hereby certifies that set forth below is a copy of the resolution adopted by the Written Consent of the Fund's Board members on October 21, 1996, authorizing the signing by Elizabeth A. Bachman, Marie E. Connolly, Richard W. Ingram, Mark A. Karpe and John E. Pelletier on behalf of the proper officers of the Fund pursuant to a power of attorney:

          RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Elizabeth A. Bachman, Marie E. Connolly, Richard
          W. Ingram, Mark A. Karpe and John E. Pelletier as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved, and that such attorney's-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.

     IN WITNESS THEREOF, I have hereunder signed by name and affixed the seal of the Fund on October 23, 1996.




                                   Elizabeth A. Bachman
                                   Assistant Secretary